EXHIBIT 10.43

                        ATTACHMENT 1

                          AGREEMENT

WHEREAS Oxbridge Limited ("Oxbridge") has agreed to take an assignment, by way of novation, of the benefits and burdens of Eurogas, Inc. ("Eurogas") contained in a certain loan agreement (the "Loan Agreement") dated March 3, 1999 between Eurogas and Pan Asia Mining Corp.

IN CONSIDERATION of Oxbridge accepting the assignment and indemnifying and saving Eurogas harmless from any future claims and demands arising in any manner whatsoever from the Loan Agreement, Eurogas hereby agrees to sell, transfer and deliver to Oxbridge Five Hundred Thousand (500,000) shares of Eurogas common stock, restricted under Rule 144 of the United States Securities and Exchange Commission, for the nominal sum of One Dollar. Actual delivery of a share certificate or certificate representing the 500,000 shares shall be issued and delivered to Oxbridge, or its nominee, within (30) days of the date hereof.


Dated this 14th day of July, 2000.


                              Eurogas, Inc.

                              /s/ Karl Arleth
                              ----------------
                              President


Witness


 Acknowledged on behalf of Oxbridge Limited